EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated as of June 29, 2011, is by and among Radient Pharmaceuticals Corporation, a Delaware corporation (the “Company”), Iroquois Master Fund Ltd., Cranshire Capital, L.P., Freestone Advantage Partners, LP, Kingsbrook Opportunities Master Fund LP and Bristol Investment Fund, Ltd. (collectively, the “Claimants” and each individually, a “Claimant”).

RECITALS

A.          The Company and each of the Claimants entered into that certain Securities Purchase Agreement dated as of January 30, 2011 (the “Securities Purchase Agreement”).

B            Pursuant to the Securities Purchase Agreement, the Company issued to the Claimants (i) Convertible Notes due December 1, 2011, in the aggregate original principal amount of $8,437,500, which were convertible into shares of Common Stock (as defined below) pursuant to the terms thereof (collectively, the “January Notes”), and (ii) two series of warrants to initially purchase up to 21,093,750 shares of Common Stock in the aggregate (collectively, the “January Warrants”). “January Transaction Documents” means the Transaction Documents (as defined in the Securities Purchase Agreement).

C.           The Claimants brought an action in the Supreme Court of the State of New York, New York County (the “Court”), Index No. 651665/11 (the “Action”), alleging that the Company breached various provisions of the January Notes.

D.           The Company and each of the Claimants desire to settle all disputes between them in accordance with the terms of this Agreement.

E.           In exchange for the Claimant Claims (as defined below), the Company has authorized the issuance of:

(i)           670,100 shares of the Company’s preferred stock designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), which Series A Preferred Stock shall, in accordance with its terms, (w) be convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (as converted, collectively, the “Preferred Conversion Shares”), (x) have a par value of $0.001 per share, (y) have a stated or liquidation value of $10.00 per share, or $6,701,000 as to all shares of Series A Preferred Stock, and (z) contain such other rights, preferences and limitations as are set forth on the Certificate of Designations attached hereto as Exhibit A (the “Certificate of Designations”);

(ii)           convertible notes in the aggregate original principal amount of $4,950,000, in the form attached hereto as Exhibit B (each a “Note” and collectively, the “Notes”), which Notes shall be convertible into shares of Common Stock (as converted, collectively, the “Note Conversion Shares”), in accordance with the terms of the Notes; and

(iii)           warrants to acquire shares of Common Stock, in the form attached hereto as Exhibit C (each a “Warrant” and collectively, the “Warrants”) (as exercised, collectively, the “Warrant Shares”), in accordance with the terms of the Warrants.

F.           The Preferred Conversion Shares and the Note Conversion Shares are collectively referred to herein as the “Conversion Shares.” The Series A Preferred Stock, the Notes, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

G.           The exchange of the Claimant Claims for the Series A Preferred Stock, the Notes and the Warrants will be made in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “1933 Act”).

AGREEMENTS

NOW THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Claimant and the Company hereby agree as follows:

1.           Court Order; Closing.

(a)           Court Order. Upon the execution and delivery of this Agreement, the parties will cause their respective counsel to file a joint application with the Court seeking the Court’s approval of the fairness to the Claimants of the issuance of the Series A Preferred Stock, the Notes and the Warrants, the terms of this Agreement and the transactions contemplated hereunder and under the other Transaction Documents and the issuance of the Series A Preferred Stock, the Notes and the Warrants pursuant to the exemption from registration provided by Section 3(a)(10) of the 1933 Act (such order is referred to herein as the “Court Order”).

(b)           Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, at 9:00 a.m. local time on the first (1st) Business Day immediately following the day on which the Court Order is entered on the docket of the Court, or such other date and time as the Claimants and the Company may mutually determine (the “Closing Date”). The deliveries actually delivered under Section 1(c) and Section 1(d) at the Closing shall be deemed delivered simultaneously.

(c)           Company’s Deliveries at the Closing. Subject to each Claimant’s compliance with Section 1(d), at the Closing the Company shall:

(i)           file the Certificate of Designations with the Secretary of State of the State of Delaware;

(ii)           deliver to each Claimant a stock certificate representing the number of shares of Series A Preferred Stock as is set forth opposite such Claimant’s name in column (3) on the Schedule of Claimants attached hereto, duly executed on behalf of the Company and registered in the name of such Claimant or its designee;

(iii)           deliver to each Claimant a Note in the original principal amount as is set forth opposite such Claimant’s name in column (4) on the Schedule of Claimants attached hereto, duly executed on behalf of the Company and registered in the name of such Claimant or its designee;

(iv)           deliver to each Claimant a Warrant to initially acquire up to the aggregate number of Warrant Shares as is set forth opposite such Claimant’s name in column (5) on the Schedule of Claimants attached hereto, duly executed on behalf of the Company and registered in the name of such Claimant or its designee; and

(v)           deliver the other documents, instruments and certificates set forth in Section 7.

(d)           Claimants’ Deliveries at the Closing. Subject to the Company’s compliance with Section 1(c), at the Closing the Claimants shall cause to be delivered to the Company a Stipulation of Discontinuance, in the form attached hereto as Exhibit D (the “Stipulation”), executed by Greenberg Traurig, LLP, pursuant to which the Claimants voluntarily dismiss the Action with prejudice.

2.           No Legends; Stop Transfer Instructions. Except for the legends expressly required by the Certificate of Designations, neither the shares of Series A Preferred Stock, nor the Notes, nor the Warrants nor any certificates evidencing any Conversion Shares or Warrant Shares shall bear any restrictive or other legends. The Company shall not, and the Company shall cause all other Persons (as defined in the Notes) to not, issue any stop-transfer order, instruction or other restriction with respect to any of the shares of Series A Preferred Stock, any of the Notes, any of the Warrants or any of the Conversion Shares or Warrant Shares.

3.           Company Release. The Company, on its own behalf and on behalf of its Subsidiaries and its and their respective officers, directors, affiliates, investors and other related Persons (the Company and all of the foregoing Persons are referred to herein as (“Company Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges each Claimant and each of such Claimant’s present and former directors, officers, shareholders, members, managers, investment managers, investment advisers, partners, employees, agents, advisors and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls each Claimant within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), and each of the present and former directors, officers, shareholders, members, managers, investment managers, investment advisers, partners, employees, agents, advisors and representatives (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons and each of their direct and indirect related Persons (each Claimant and all such other Persons referred to above are referred to herein collectively as the “Claimant Releasees”) from all claims, actions, obligations, causes of action, suits, losses, omissions, damages, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs, reasonable attorneys’ fees and costs of defense and investigation), expenses and liabilities, of every name and nature, whether known or unknown, absolute or contingent, suspected or unsuspected, matured or unmatured, both at law and in equity, (collectively, the “Claims”) which any Company Releasor may now own, hold, have or claim to have against any of the Claimant Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company and its Subsidiaries (collectively, the “Company Claims”). The Company, on behalf of itself and its successors, assigns and other legal representatives and all of the other Company Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to any of the Company Releasors or the matters released by the Company Releasors in this Agreement not to) sue any of the Claimant Releasees on the basis of or related to or in connection with any Company Claim herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall release or relieve any obligations of any Claimant under this Agreement or under any other Transaction Document to which it is a party.

4.           Claimant Release. Each Claimant, on its own behalf and on behalf of its officers and directors (or managers (as applicable), (such Claimant and all of the foregoing Persons are referred to herein as (“Claimant Releasors”), hereby irrevocably, fully and unconditionally releases and forever discharges the Company and the Persons set forth on Schedule 1 attached hereto (the Company and the Persons set forth on Schedule 1 attached hereto are referred to herein collectively as the “Company Releasees”) from all Claims which such Claimant Releasors may now own, hold, have or claim to have against any of the Company Releasees for, upon, or by reason of any nature, cause, action or inaction or thing whatsoever which arises from the beginning of the world to the date and time of this Agreement relating to the Company and its Subsidiaries (collectively, the “Claimant Claims”). Each Claimant on behalf of itself and its successors, assigns and other legal representatives and its other Claimant Releasors, covenants that it will not (and that it will cause all other Persons who may seek to claim as, by, through or in relation to such Claimant’s Claimant Releasors or the matters released by such in this Agreement not to) sue any of the Company Releasees on the basis of or related to or in connection with any of such Claimant’s Claimant Claims herein released and discharged, as provided in this paragraph. Notwithstanding the foregoing, nothing contained in this paragraph shall release or relieve any obligations of the Company under this Agreement or any of the other Transaction Documents.

5.           Company Representations and Warranties. The Company represents and warrants to each of the Claimants that:

(a)           Organization. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. Each Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company has no Subsidiaries other than as set forth on Schedule 5(a) attached hereto. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b)           Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents (as defined below) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the shares of Series A Preferred Stock and the reservation for issuance and issuance of the Preferred Conversion Shares issuable upon conversion of the shares of Series A Preferred Stock, the issuance of the Notes and the reservation for issuance and issuance of the Note Conversion Shares issuable upon conversion of the Note and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors, and, except for the filing of the Certificate of Designations and Stockholder Approval (as defined below), no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents will be prior to the consummation of the transactions contemplated hereby, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement, the Notes, the Certificate of Designations, the Warrants, the Confessions of Judgment (as defined below), the Irrevocable Transfer Agent Instructions (as defined below) and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c)           Issuance of Securities. The issuance of the shares of Series A Preferred Stock, the Notes and the Warrants is duly authorized, and upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. As of the date hereof, the Company shall have reserved from its duly authorized capital stock (i) 21,293,046 shares of Common Stock for issuance upon conversion of the shares of Series A Preferred Stock and (ii) 15,729,082 shares of Common Stock for issuance upon conversion of the Notes. Simultaneously with the receipt of Stockholder Approval, the Company shall have reserved from its duly authorized capital stock not less than 130% of the sum of (i) the maximum number of Preferred Conversion Shares issuable upon conversion of the shares of Series A Preferred Stock (assuming for purposes hereof that the shares of Series A Preferred Stock are convertible at the initial Conversion Price (as defined in the Certificate of Designations) and without taking into account any limitations on the conversion of the shares of Series A Preferred Stock set forth in the Certificate of Designations), (ii) the maximum number of Note Conversion Shares issuable upon conversion of the Notes (without taking into account any limitations on conversion of the Notes set forth therein) and (iii) the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on exercise of the Warrants set forth therein). Upon conversion in accordance with the Certificate of Designations or the Notes (as the case may be) or exercise in accordance with the Warrants, the Preferred Conversion Shares, the Note Conversion Shares and the Warrant Shares, respectively, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the shares of Series A Preferred Stock, the Notes and the Warrants is exempt from registration pursuant to Section 3(a)(10) under the 1933 Act. The issuance by the Company of the Preferred Conversion Shares, the Note Conversion Shares and the Warrant Shares will be exempt from registration pursuant to Section 3(a)(9) under the 1933 Act. The offer and issuance by the Company of the Securities is exempt from the Trust Indenture Act of 1939, as amended. All of the Securities are freely transferable and freely tradable by each of the Claimants without restriction.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the shares of Series A Preferred Stock, the Preferred Conversion Shares, the Notes and the Note Conversion Shares, the Warrants and the Warrant Shares and the reservation for issuance of the Preferred Conversion Shares, the Note Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as in the Certificate of Designations) (including, without limitation, any certificate of designation contained therein) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, either individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Documents.

(e)           Consents. Except for the filing of the Certificate of Designations and the Stockholder Approval, the Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the consummation of the transactions contemplated by this Agreement have been obtained or effected on or prior to the consummation of the transactions contemplated by this Agreement, and the Company is not aware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(f)           Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and each Claimant’s ownership of the Securities, together with all other securities now or hereafter owned or acquired by such Claimant. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(g)           Transfer Taxes. On the date hereof, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the offer, issuance and transfer of the Securities to be issued to each Claimant hereunder and under the other Transaction Documents will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(h)           Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 200,000,000 shares of Common Stock, of which, 125,039,264 shares of Common Stock are issued and outstanding and (ii) 25,000,000 shares of preferred stock, of which, no shares of preferred stock are issued and outstanding. No shares of Common Stock are held in treasury. All of such outstanding shares of Common Stock and preferred stock are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable.

(i)           Ranking of Notes. Except as set forth on Schedule 5(i) hereto, no Indebtedness (as defined in the Notes) of the Company will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

(j)           Investment Company Status. The Company is not, and upon the consummation of the transactions contemplated by this Agreement will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of  1940, as amended.

(k)           Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Claimants or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Transaction Documents. The Company understands and confirms that each of the Claimants will rely on the foregoing representations in effecting transactions in securities of the Company.

(l)           Assignment of Claims. There has been no actual assignment or transfer or purported assignment or other transfer by any Company Releasor of all or any portion of any Company Claim or other matter or any interest which has been released by any Company Releasor by any provision of this Agreement. The Company is the sole owner and real party-in-interest regarding all Company Claims and other matters released by the Company Releasors pursuant to this Agreement.

6.           Claimant Representations and Warranties. Each Claimant represents and warrants to the Company with respect to only itself that:

(a)           Organization. Such Claimant is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b)           Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Claimant and constitutes the legal, valid and binding obligations of such Claimant enforceable against such Claimant in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           No Conflicts. The execution, delivery and performance by such Claimant of this Agreement and the consummation by such Claimant of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Claimant, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Claimant is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Claimant, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Claimant to perform its obligations hereunder.

(d)           Assignment of Claims. There has been no actual assignment or transfer or purported assignment or other transfer by such Claimant of all or any portion of any of such Claimant’s Claimant Claim or other matter or any interest which has been released by such Claimant by any provision of this Agreement. Such Claimant is the sole owner and real party-in-interest regarding such Claimant’s Claimant Claims and other matters released by such Claimant pursuant to this Agreement.

7.           Additional Deliveries of the Company. The Company shall deliver to each Claimant at the Closing:

(a)           Duly executed versions of the other Transaction Documents to which the Company is a party.

(b)           The opinion of Hunter Taubman Weiss LLP, the Company’s counsel, in form and substance reasonably acceptable to each of the Claimants.

(c)           A copy of the Irrevocable Transfer Agent Instructions that have been delivered to and acknowledged in writing by the Transfer Agent.

(d)           A certificate evidencing the formation and good standing of the Company issued by the Delaware Secretary of State as of a date within ten (10) days prior to the Closing.

(e)           A certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days prior to the Closing.

(f)           A certified copy of the Certificate of Incorporation within ten (10) days prior to the Closing as certified by the Delaware Secretary of State.

(g)           A certified copy of the Certificate of Designations as certified by the Delaware Secretary of State.

(h)           A certificate, in the form previously provided to the Company, executed by the Secretary of the Company dated as of the date of the Closing, as to (i) the resolutions consistent with Section 5(b) as adopted by the Company’s board of directors, (ii) the Certificate of Incorporation then in effect and (iii) the bylaws of the Company then in effect.

(i)           Such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Claimant or its counsel may reasonably request.

8.           Transfer Agent Instructions. At the Closing, the Company shall issue irrevocable instructions to Corporate Stock Transfer Company, Denver, Colorado (together with any subsequent transfer agent, the “Transfer Agent”) in the form previously provided to the Company (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at the Depository Trust Company (“DTC”) through DTC’s Fast Automated Securities Transfer Program, registered in the name of each Claimant or its respective nominee(s), for the Preferred Conversion Shares, the Note Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Claimant to the Company upon conversion of shares of Series A Preferred Stock or Notes and exercise of the Warrants (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 8 will be given by the Company to its Transfer Agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company. If a Claimant effects a sale, assignment or transfer of Conversion Shares or the Warrant Shares, the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Claimant to effect such sale, transfer or assignment.

9.           Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares and the Warrant Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is listed or designated for quotation (as the case may be) and shall maintain such listing or designation for quotation (as the case may be) of all Conversion Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall maintain the listing or designation for quotation (as the case may be) of the Common Stock on The New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market the NYSE or the OTCQX US Exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 9.

10.           “Blue Sky” Compliance; Reservation. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for issuance to each Claimant pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Claimant. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and issuance of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and issuance of the Securities to each of the Claimants. In addition to the Company’s obligations under the Notes and the Certificate of Designations and without limiting any of the Company’s obligation thereunder, at all times prior to obtaining Stockholder Approval the Company shall additionally reserve for issuance solely upon conversion of, issuance under, or in respect of, the Notes and the shares of Series A Preferred Stock (i) all available shares of authorized and unissued Common Stock that are not reserved for issuance as of the close of business on the date immediately prior to the date hereof with respect to Convertible Securities (as defined in the Notes) and Options (as defined in the Notes) outstanding immediately prior to the execution of this Agreement and (ii) all shares of Common Stock that become available for reservation after such time and prior to the receipt of Stockholder Approval.

11.           Entire Agreement. This Agreement contains the entire agreement and understanding among the parties solely as to the settlement and compromise of all Company Claims and Claimant Claims between the parties and supersedes and replaces all prior settlement negotiations and proposed agreements, written or oral; provided, however, without implication that the contrary would otherwise be true, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to), except as expressly contemplated by the last sentence of this Section 11, (i) have any effect on any agreements any Claimant has entered into with, or any instruments any Claimant has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Claimant in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to any Claimant or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and any Claimant, or any instruments any Claimant received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Claimant makes any representation, warranty, covenant or undertaking with respect to the matters contained herein of therein. The parties hereto acknowledge that no other party, or agent, representative or attorney of any other party, has made any promise, representation, or warranty whatsoever, express or implied, not contained in this Agreement concerning the subject matter hereof, to induce this Agreement or otherwise, and the parties acknowledge that they have not executed this Agreement in reliance upon such promise, representation, or warranty not contained herein. No party hereto has granted any waiver or release except as, and to the extent, expressly set forth in this Agreement. For clarification purposes, the Recitals are part of this Agreement. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents. From and after the Closing, the January Transaction Documents are each hereby terminated and of no further force or effect.

12.           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Claimant from bringing suit or taking other legal action against the Company or any Subsidiary in any other jurisdiction to collect on the Company’s or such Subsidiary’s (as the case may be) obligations to such Claimant or to enforce a judgment or other court ruling in favor of such Claimant. EACH OF THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THE COURT SHALL BE THE COURT TO RETAIN JURISDICTION TO ENFORCE THE TERMS OF THIS AGREEMENT. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

13.           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Radient Pharmaceuticals Corporation
2492 Walnut Avenue, Suite 100
Tustin, California 92780-7039
Telephone:  (714) 505-4460
Facsimile:  (714) 505-4464
Attention:  Chief Executive Officer

With a copy (for informational purposes only) to:

Hunter Taubman Weiss, LLP
17 State Street, Suite 2000
New York, New York 10004
Telephone:  (212) 607-5950
Facsimile:  (212) 202-6380
Attention:  Stephen A. Weiss, Esq.
Rachael Schmierer, Esq.

If to a Claimant:

To its address, facsimile number or e-mail address (as the case may be) set forth on the Schedule of Claimants,

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

14.           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

15.           Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

16.           Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

17.           Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m., New York time, on the second (2nd) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement, the Certificate of Designations, the form of the Notes, the form of the Warrants and the forms of Confessions of Judgment) (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Claimants by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Claimant with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing without the express prior written consent of such Claimant. In the event of a breach of any of the foregoing covenants by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Claimant), in addition to any other remedy provided herein or in the Transaction Documents, such Claimant shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Claimant shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Claimant shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Claimant, to issue any press release or make other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Claimant shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Claimant, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Claimant in any filing (other than the 8-K Filing), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Claimant shall have (unless expressly agreed to by a particular Claimant after the date hereof in a written definitive and binding agreement executed by the Company and such particular Claimant (it being understood and agreed that no Claimant may bind any other Claimant with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any information regarding the Company or any of its Subsidiaries.

18.           Successors and Assigns; No Third Party Beneficiaries; Amendments and Waivers. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, provided that a Claimant may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the other parties hereto, in which event such assignee shall be deemed to be a Claimant hereunder with respect to such assigned rights. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Company Releasees and the Claimant Releasees. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

19.           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

20.           Expenses. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents.

21.           Indemnification.  In consideration of each Claimant’s execution and delivery of the Transaction Documents to which it is a party and acquiring the Series A Preferred Stock, the Notes and the Warrants hereunder and in addition to all of the other obligations of the Company under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Claimant Releasee from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Claimant Releasee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Claimant Releasee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or (c) any cause of action, suit, proceeding or claim brought or made against such Claimant Releasee by a third party (including for these purposes a derivative action brought on behalf of the Company or any Subsidiary) or which otherwise involves such Claimant Releasee that arises out of, relates to or results from (i) the execution, delivery, performance or enforcement of any of the Transaction Documents, (ii) any disclosure properly made by such Claimant pursuant to Section 17 or (iii) the status of such Claimant Releasee or holder of Securities either as a holder of any Securities or of the January Notes or the January Warrants or as a party to this Agreement or any of the January Transaction Documents (regardless of the termination thereof) (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

22.           Survival. The representations, warranties, agreements and covenants shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. Each Claimant shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

23.           Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

24.           Remedies. Each Claimant and each holder of any Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes, acknowledges and agrees that in the event that the Company fails to perform, observe, or discharge any or all of the Company’s obligations under any of the Transaction Documents, irreparable harm to the Claimants will result therefrom. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under any of the Transaction Documents will be inadequate and agrees that each Claimant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of showing economic loss and without posting a bond or any other security.

25.           Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Claimant exercises a right, election, demand or option under any Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Claimant may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

26.           Non-Disparagement. The Company shall not (and the Company shall cause each of the other Company Releasors to not) disparage (or induce or encourage other Persons to disparage) any Claimant Releasee. Each Claimant shall not (and each Claimant shall cause all of such Claimant’s Claimant Releasors not to) disparage (or induce or encourage other Persons to disparage) any of the Company Releasees.

27.          Exchange Transactions and Participation Right.

(a)           Exchange Transactions. The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the later to occur of (x) the ninety (90) day anniversary of the Closing Date and (y) the thirty (30) day anniversary of the date on which Stockholder Approval is obtained (provided that such period shall be extended by the number of days during such period and any extension thereof contemplated by this proviso in which the Company is not compliance with this Section 27(a)) (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, exchange, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, exchange, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, exchange, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”) involving Section 3(a)(9) of the 1933 Act or Section 3(a)(10) of 1933 Act. Notwithstanding the foregoing, the restrictions contained in this Section 27(a) shall not apply in connection with the issuance of any of the Securities.

(b)           Participation Right. From the date hereof through the two (2) year anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with Section 27(b)(i) or Section 27(b)(ii) (as applicable). The Company acknowledges and agrees that the rights set forth in Section 27(b) are rights granted by the Company, separately, to each Claimant.

(i)	Non-Retail Subsequent Placement.

(1)           At least five (5) Trading Days prior to any proposed or intended Subsequent Placement that is not a Retail Subsequent Placement (as defined below), the Company shall deliver to each Claimant a written notice of its proposal or intention to effect a Subsequent Placement (each such notice, a “Pre-Notice”), which Pre-Notice shall not contain any information (including, without limitation, material, non-public information) other than: (A) a statement that the Company proposes or intends to effect a Subsequent Placement, (B) a statement that the statement in clause (A) above does not constitute material, non-public information and (C) a statement informing such Claimant that it is entitled to receive an Offer Notice (as defined below) with respect to such Subsequent Placement upon its written request. Upon the written request of a Claimant within three (3) Trading Days after the Company’s delivery to such Claimant of such Pre-Notice, and only upon a written request by such Claimant, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver to such Claimant an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, or if the Offered Securities are to be offered through a broker/dealer or other placement agent, the name of such broker dealer or placement agent, and (z) offer to issue and sell to or exchange with such Claimant in accordance with the terms of the Offer 50% (or 100% if the applicable Subsequent Placement constitutes a Variable Rate Transaction (as defined below)) of the Offered Securities, provided that the number of Offered Securities which such Claimant shall have the right to subscribe for under this Section 27(b)(i) shall be (a) based on such Claimant’s pro rata portion of the aggregate original principal amount of the Notes acquired hereunder by all Claimants (the “Pro Rata Amount”), and (b) with respect to each Claimant that elects to purchase its Pro Rata Amount, any additional portion of the Offered Securities attributable to the Pro Rata Amounts of other Claimants as such Claimant shall indicate it will purchase or acquire should the other Claimants subscribe for less than their Pro Rata Amounts (the “Undersubscription Amount”).

(2)           To accept an Offer, in whole or in part, such Claimant must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Claimant’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Claimant’s Pro Rata Amount that such Claimant elects to purchase and, if such Claimant shall elect to purchase all of its Pro Rata Amount, the Undersubscription Amount, if any, that such Claimant elects to purchase (in either case, the “Notice of Acceptance”). If the Pro Rata Amounts subscribed for by all Claimants are less than the total of all of the Pro Rata Amounts, then such Claimant who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Pro Rata Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Pro Rata Amounts and the Pro Rata Amounts subscribed for (the “Available Undersubscription Amount”), such Claimant who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Pro Rata Amount of such Claimant bears to the total Pro Rata Amounts of all Claimants that have subscribed for Undersubscription Amounts (but in no event shall it be greater than such Claimant’s specified Undersubscription Amount), subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to each Claimant a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after such Claimant’s receipt of such new Offer Notice.

(3)           The Company shall have ten (10) Business Days (only if the Pre-Notice with respect to such Subsequent Placement was delivered on or prior to the Second Installment Date (as defined in the Notes)) or twenty (20) Business Days (only if the Pre-Notice with respect to such Subsequent Placement was delivered after the Second Installment Date) (as applicable) from the expiration of the Offer Period above (i) to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by a Claimant (the “Refused Securities”) pursuant to definitive securities purchase agreements or subscription agreements (each, a “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable in any  material respect to the acquiring Person or Persons or less favorable in any material respect to the Company than those set forth in the Offer Notice, and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreements, and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreements or (y) the termination of such offering of the Offered Securities, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreements and any documents contemplated therein filed as exhibits thereto.

(4)           In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 27(b)(i)(3) above), then such Claimant may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Claimant elected to purchase pursuant to Section 27(b)(i)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Claimants pursuant to this Section 27(b)(i) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Claimant so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Claimants in accordance with Section 27(b)(i)(1) above.

(5)           Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, such Claimant shall acquire from the Company, and the Company shall issue to such Claimant, the number or amount of Offered Securities specified in its Notice of Acceptance. The purchase by such Claimant of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Claimant of a separate purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Claimant and its counsel.

(6)           Any Offered Securities not acquired by a Claimant or other Persons in accordance with this Section 27(b)(i) may not be issued, sold or exchanged until they are again offered to such Claimant under the procedures specified in this Agreement.

(7)           The Company and each Claimant agree that if any Claimant elects to participate in the Offer, without the prior written consent of such participating Claimant, neither the Subsequent Placement Agreement with respect to such Offer nor any other transaction documents related thereto shall include any term or provision whereby such Claimant shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver or release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(8)           No later than the end of the applicable period set forth in Section 27(b)(i)(3) above, the Company shall publicly disclose its intention to issue the Offered Securities or confirm in writing to such Claimant that the transaction with respect to the Subsequent Placement has been abandoned, in either case, in such a manner such that such Claimant will not be in possession of any material, non-public information. If by the end of the applicable period set forth in Section 27(b)(i)(3) above, no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Claimant, such transaction shall be deemed to have been abandoned and such Claimant shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide such Claimant with another Offer Notice in accordance with, and subject to, the terms of this Section 27(b)(i) and such Claimant will again have the right of participation set forth in this Section 27(b)(i).

(9)           The restrictions contained in this Section 27(b)(i) shall not apply in connection with the issuance of (i) any Excluded Securities or (ii) any of the Securities. The Company shall not circumvent the provisions of this Section 27(b)(i) by providing terms or conditions to one Claimant that are not provided to all Claimants.

(ii)	Retail Subsequent Placement.

(1)           Five (5) Trading Days prior to the consummation of any proposed or intended Subsequent Placement in which all of the participants therein are solely natural persons who are “accredited investors” (as that term is defined under Regulation D promulgated by the SEC under the 1933 Act) (such a Subsequent Placement is referred to herein as a “Retail Subsequent Placement”), the Company shall deliver to each Claimant an irrevocable written notice (the “Retail Offer Notice”) of such proposed or intended issuance or sale or exchange (the “Retail Offer”) of the securities being offered (the “Retail Offered Securities”) in the Retail Subsequent Placement, which Retail Offer Notice shall (w) identify and describe the Retail Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Retail Offered Securities to be issued, sold or exchanged, (y) identify the Persons (if known) to which or with which the Retail Offered Securities are to be offered, issued, sold or exchanged, or if the Retail Offered Securities are to be offered through a broker/dealer or other placement agent, the name of such broker dealer or placement agent, and (z) offer to issue and sell to or exchange with such Claimant in accordance with the terms of the Retail Offer 50% of the Retail Offered Securities, provided that the number of Retail Offered Securities which such Claimant shall have the right to subscribe for under this Section 27(b)(ii) shall be (a) based on such Claimant’s pro rata portion of the aggregate original principal amount of the Notes acquired hereunder by all Claimants (the “Retail Pro Rata Amount”), and (b) with respect to each Claimant that elects to purchase its Retail Pro Rata Amount, any additional portion of the Retail Offered Securities attributable to the Retail Pro Rata Amounts of other Claimants as such Claimant shall indicate it will purchase or acquire should the other Claimants subscribe for less than their Retail Pro Rata Amounts (the “Retail Undersubscription Amount”).

(2)           To accept a Retail Offer, in whole or in part, such Claimant must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Claimant’s receipt of the Retail Offer Notice (the “Retail Offer Period”), setting forth the portion of such Claimant’s Retail Pro Rata Amount that such Claimant elects to purchase and, if such Claimant shall elect to purchase all of its Retail Pro Rata Amount, the Retail Undersubscription Amount, if any, that such Claimant elects to purchase (in either case, the “Retail Notice of Acceptance”). If the Retail Pro Rata Amounts subscribed for by all Claimants are less than the total of all of the Retail Pro Rata Amounts, then such Claimant who has set forth an Retail Undersubscription Amount in its Retail Notice of Acceptance shall be entitled to purchase, in addition to the Retail Pro Rata Amounts subscribed for, the Retail Undersubscription Amount it has subscribed for; provided, however, if the Retail Undersubscription Amounts subscribed for exceed the difference between the total of all the Retail Pro Rata Amounts and the Retail Pro Rata Amounts subscribed for (the “Retail Available Undersubscription Amount”), such Claimant who has subscribed for any Retail Undersubscription Amount shall be entitled to purchase only that portion of the Retail Available Undersubscription Amount as the Retail Pro Rata Amount of such Claimant bears to the total Retail Pro Rata Amounts of all Claimants that have subscribed for Retail Undersubscription Amounts (but in no event shall it be greater than such Claimant’s specified Retail Undersubscription Amount), subject to rounding by the Company to the extent it deems reasonably necessary. Notwithstanding the foregoing, if the Company desires to modify or amend, in any material respect, the terms and conditions of the Retail Offer prior to the expiration of the Retail Offer Period, the Company shall deliver to each Claimant a new Retail Offer Notice and the Retail Offer Period shall expire on the fifth (5th) Business Day after such Claimant’s receipt of such new Retail Offer Notice.

(3)           On the first (1st) Business Day immediately following the expiration of the Retail Offer Period above, the Company shall (i) offer, issue, sell or exchange all or any part of such Retail Offered Securities as to which a Retail Notice of Acceptance has not been given by a Claimant (the “Retail Refused Securities”) pursuant to definitive securities purchase or subscription agreement(s) (each, a “Retail Subsequent Placement Agreement”), but only to the offerees described in the Retail Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable in any material respect to the acquiring Person or Persons or less favorable in any material respect to the Company than those set forth in the Retail Offer Notice and (ii) publicly announce (a) the execution of such Retail Subsequent Placement Agreement and (b) the consummation of the transactions contemplated by such Retail Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Retail Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

(4)           In the event the Company shall propose to sell less than all the Retail Refused Securities (any such sale to be in the manner and on the terms specified in Section 27(b)(ii)(3) above), then such Claimant may, at its sole option and in its sole discretion, reduce the number or amount of the Retail Offered Securities specified in its Retail Notice of Acceptance to an amount that shall be not less than the number or amount of the Retail Offered Securities that such Claimant elected to purchase pursuant to Section 27(b)(ii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Retail Offered Securities the Company actually proposes to issue, sell or exchange (including Retail Offered Securities to be issued or sold to Claimants pursuant to this Section 27(b)(ii) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Retail Offered Securities. In the event that any Claimant so elects to reduce the number or amount of Retail Offered Securities specified in its Retail Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Retail Offered Securities unless and until such securities have again been offered to the Claimants in accordance with Section 27(b)(ii)(1) above.

(5)           Upon the closing of the issuance, sale or exchange of all or less than all of the Retail Refused Securities, such Claimant shall acquire from the Company, and the Company shall issue to such Claimant, the number or amount of Retail Offered Securities specified in its Retail Notice of Acceptance. The purchase by such Claimant of any Retail Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and such Claimant of a separate purchase agreement relating to such Retail Offered Securities reasonably satisfactory in form and substance to such Claimant and its counsel.

(6)           Any Retail Offered Securities not acquired by a Claimant or other Persons in accordance with this Section 27(b)(ii) may not be issued, sold or exchanged until they are again offered to such Claimant under the procedures specified in this Agreement.

(7)           The Company and each Claimant agree that if any Claimant elects to participate in the Retail Offer, without the prior written consent of such participating Claimant, neither the Retail Subsequent Placement Agreement with respect to such Retail Offer nor any other transaction documents related thereto shall include any term or provision whereby such Claimant shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver or release or the like under or in connection with, any agreement previously entered into with the Company or any instrument received from the Company.

(8)           No later than the end of the applicable Retail Offer Period, the Company shall publicly disclose its intention to issue the Offered Securities or confirm in writing to such Claimant that the transaction with respect to the Retail Subsequent Placement has been abandoned, in either case, in such a manner such that such Claimant will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Retail Offer Notice. If by the end of the applicable Retail Offer Period, no public disclosure regarding a transaction with respect to the Retail Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by such Claimant, such transaction shall be deemed to have been abandoned and such Claimant shall not be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Retail Offered Securities, the Company shall provide such Claimant with another Retail Offer Notice in accordance with, and subject to, the terms of this Section 27(b)(ii) and such Claimant will again have the right of participation set forth in this Section 27(b)(ii).

(9)           The restrictions contained in this Section 27(b)(ii) shall not apply in connection with the issuance of (i) any Excluded Securities or (ii) any of the Securities. The Company shall not circumvent the provisions of this Section 27(b)(ii) by providing terms or conditions to one Claimant that are not provided to all Claimants.

28.           Variable Rate Transaction. Until the first (1st) Business Day immediately following the Second Pre-Installment Date (as defined in the Notes), the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an “equity line of credit” or an “at the market offering”) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

29.           Stockholder Approval. The Company shall prepare and file with the SEC (as defined in the Notes), as promptly as practicable after the date hereof, but in no event later than three (3) Business Days after the date of this Agreement, the Proxy Statement (as defined below). The Company shall provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be called as promptly as practicable after the date hereof, but in no event later than the earlier of (i) 20 days after the SEC informs the Company that there will be no review of the Proxy Statement or that they have no further comments to the Proxy Statement and (ii) August 31, 2011 (such earlier date is referred to herein as the “Stockholder Meeting Deadline”), a proxy statement (the “Proxy Statement”), in a form reasonably acceptable to the Claimants after review by each of their respective counsel at the expense of the Company, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting solely for approval of resolutions (the “Resolutions”) providing for (a) an increase in the authorized shares of Common Stock of the Company to 750,000,000 and any actions required to cause such increase to occur, (b) the election of directors, and (c) the approval of the auditors (such affirmative approval being referred to herein as the “Stockholder Approval”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such Resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions.  In connection therewith, the Company shall, at its expense, hire a proxy solicitation firm acceptable to Iroquois Master Fund Ltd. to solicit the Stockholder Approval. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts, Stockholder Approval is not obtained at the Stockholder Meeting, the Company shall cause an additional Stockholder Meeting to be held each calendar quarter thereafter with respect to the Resolutions until the Stockholder Approval is obtained. The Company shall respond to all comments received from the SEC with respect to the Proxy Statement as soon as practicable after the receipt thereof (but in no event later than five (5) Business Days after the receipt thereof).

30.           Independent Nature of Claimants’ Obligations and Rights. The obligations of each Claimant under the Transaction Documents are several and not joint with the obligations of any other Claimant, and no Claimant shall be responsible in any way for the performance of the obligations of any other Claimant under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Claimant pursuant hereto or thereto, shall be deemed to constitute the Claimants as, and the Company acknowledges that the Claimants do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Claimants are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Claimants are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Claimant to acquire Securities pursuant to the Transaction Documents has been made by such Claimant independently of any other Claimant. Each Claimant acknowledges that no other Claimant has acted as agent for such Claimant in connection with such Claimant making its acquisition hereunder and that no other Claimant will be acting as agent of such Claimant in connection with monitoring such Claimant’s position in the Securities or enforcing its rights under the Transaction Documents. Each Claimant shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Claimant to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the issuance and acquisition of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Claimant, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Claimant. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company, each Subsidiary and a Claimant, solely, and not between the Company, its Subsidiaries and the Claimants collectively and not between and among the Claimants. The Company further acknowledges and agrees that each Claimant is acting solely in the capacity of an arm’s length party with respect to the Transaction Documents and the transactions contemplated by this Agreement and the other Transaction Documents and that no Claimant is or has been an “affiliate” (as defined in Rule 144 promulgated by the SEC under the 1933 Act) of the Company or any of its Subsidiaries (including, without limitation, as a result of the acquisition or holding of any of the Securities or otherwise).

31.           Termination. Notwithstanding anything contained in this Agreement to the contrary, (a) if (i) the Company breaches any of its obligations under this Agreement prior to the Closing or (ii) the Closing shall not have occurred (other than as a result of a breach by any Claimant of any of its obligations under this Agreement) within seven (7) Business Days after the date of this Agreement, then, at the election of the Required Holders (as defined in the Notes) (determined as if all Notes were issued pursuant to this Agreement and were then outstanding in the original principal amounts set forth in column (4) of the Schedule of Claimants attached hereto) delivered in writing to the Company, this Agreement shall be terminated and be null and void ab initio; (b) if (I) any Claimant breaches any of its obligations under this Agreement prior to the Closing or (II) the Closing shall not have occurred (other than as a result of a breach by the Company of any of its obligations under this Agreement) within seven (7) Business Days after the date of this Agreement, then, at the election of the Company delivered in writing to the Claimants, (x) in the case of an occurrence of clause (I) above, this Agreement shall be terminated and be null and void ab initio only with respect to the applicable breaching Claimant and (y) in the case of an occurrence of clause (II) above, this Agreement shall be terminated and be null and void ab initio; and (c) this Agreement is subject to the obtaining of the Court Order and entry of the Court Order on the docket of the Court, and if the Court Order is not obtained, or entered on the docket of the Court, within three (3) Business Days after the date hereof, then this Agreement shall automatically be terminated and be null and void ab initio.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

RADIENT PHARMACEUTICALS CORPORATION

By:
Its:

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

IROQUOIS MASTER FUND LTD.

By:	Iroquois Capital Management, L.L.C.
Its:	Investment Manager

By:	Joshua Silverman, Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

CRANSHIRE CAPITAL, L.P.

By:	Downsview Capital, Inc.
Its:	General Partner

By:	Mitchell P. Kopin
Its:	President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

FREESTONE ADVANTAGE PARTNERS, LP

By:	Mitchell P. Kopin, Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

BRISTOL INVESTMENT FUND, LTD.

By:	Paul Kessler
Its:	Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

KINGSBROOK OPPORTUNITIES MASTER FUND LP

By:	KINGSBROOK OPPORTUNITIES GP
LLC, its general partner

By:
Adam J. Chill, Managing Member

SCHEDULE OF CLAIMANTS

(1)	(2)	(3)	(4)	(5)

Claimant	Address, Facsimile Number and E-mail Address	Number of Shares of Series A Preferred Stock	Original Principal Amount of Note	Number of Warrant Shares

Iroquois Master Fund Ltd.	Iroquois Master Fund Ltd. 641 Lexington Avenue, 26th Floor New York, New York 10022 Facsimile: (212) 207-3452 E-mail: mkulick@icfund.com	135,647	$1,002,023.33	19,122,919

Cranshire Capital, L.P.	3100 Dundee Road, Suite 703 Northbrook, Illinois 60062 Attn: Mitchell P. Kopin Facsimile: (847) 562-9031 E-mail: notices@cranshirecapital.com	72,686	$536,924.83	10,246,904

Freestone Advantage Partners, LP	3100 Dundee Road, Suite 703 Northbrook, Illinois 60062 Attn: Mitchell P. Kopin Facsimile: (847) 562-9031 E-mail: notices@cranshirecapital.com	12,827	$94,751.44	1,808,828

Bristol Investment Fund, Ltd.	c/o Bristol Capital Advisors, LLC 6353 W. Sunset Blvd., Suite 4006 Hollywood, CA 90028 Facsimile: (323) 960-3805 Attn: Amy Wang, Esq. Paul Kessler E-mail: amy@bristolcompanies.net	213,781	$1,579,190.67	30,137,843

Kingsbrook Opportunities Master Fund LP	c/o Kingsbrook Partners LP 590 Madison Avenue, 27th Floor New York, New York 10022 Attn: Adam Chill Facsimile: (212) 600-8290 E-mail: investments@kingsbrookpartners.com / operations@kingsbrookpartners.com	235,159	$1,737,109.73	33,151,619

Totals:		670,100	$4,950,000	94,468,113

SCHEDULE I

Current Officers & Directors:

DOUGLAS C. MACLELLAN	President, Chief Executive Officer, and Director (Principal Executive Officer)

AKIO ARIURA	Chief Operating Officer, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)

ROBERT M. BEART	Director

MICHAEL BOSWELL	Director

ROBERT L. ROOKS	Director

MINGHUI JIA	Director

Former Officers & Directors: Gary L. Dreher, Former CEO William Thompson Edward Arquilla Marvin Rosenthale

Current & Former Legal Counsel: Hunter Taubman Weiss LLP Leser Hunter Taubman & Taubman Richard Bruck, Esq.